UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2017

Dominion Resources, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant's Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2017, the Board of Directors (the "Board") of Dominion Resources, Inc. (the "Company") approved changes to the Company's Amended and Restated Articles of Incorporation (as amended and restated, the "Articles of Incorporation") and the Company's Amended and Restated Bylaws (as amended and restated, the "Bylaws"), to change the name of the Company from Dominion Resources, Inc. to Dominion Energy, Inc. (the "Name Change"), subject to the approval of shareholders at the 2017 Annual Meeting of Shareholders (the "Annual Meeting"). On May 10, 2017, the Company's shareholders approved the Name Change at the Annual Meeting.

Effective with shareholder approval and the filing of Articles of Amendment to the Articles of Incorporation with the Commonwealth of Virginia State Corporation Commission on May 10, 2017, Article I of the Articles of Incorporation was amended to read: "The name of the Corporation is Dominion Energy, Inc."

Effective with shareholder approval on May 10, 2017, Article I of the Bylaws was amended to read: "The name of the Corporation is Dominion Energy, Inc."

The foregoing is a brief description of the amendments to the Articles of Incorporation and the Bylaws and is qualified in its entirety by reference to the full text of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Company's Annual Meeting was held on May 10, 2017.  Results of items presented for voting are listed below.

The following nominees were elected to the Board for a one-year term or until next year's annual meeting:   William P. Barr, Helen E. Dragas, James O. Ellis, Jr., Thomas F. Farrell II, John W. Harris, Ronald W. Jibson, Mark J. Kington, Joseph M. Rigby, Pamela J. Royal, Robert H. Spilman, Jr., Susan N. Story, and Michael E. Szymanczyk. The votes cast with respect to all of the nominees presented at the Annual Meeting were as follows:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-vote

William P. Barr	416,848,376	6,899,266	1,570,313	98,598,614
Helen E. Dragas	420,073,994	3,680,615	1,563,346	98,598,614
James O. Ellis, Jr.	421,586,755	2,157,633	1,573,567	98,598,614
Thomas F. Farrell II	398,539,122	23,963,966	2,814,867	98,598,614
John W. Harris	351,996,031	71,733,177	1,583,354	98,604,007
Ronald W. Jibson	421,543,410	2,161,250	1,613,295	98,598,614
Mark J. Kington	417,410,096	6,309,293	1,598,566	98,598,614
Joseph M. Rigby	421,442,603	2,240,310	1,635,042	98,598,614
Pamela J. Royal	420,926,175	2,800,959	1,590,821	98,598,614
Robert H. Spilman, Jr.	418,633,840	5,044,519	1,639,596	98,598,614
Susan N. Story	391,749,082	32,020,303	1,548,570	98,598,614
Michael E. Szymanczyk	421,348,479	2,305,866	1,663,610	98,598,614

The appointment of Deloitte & Touche LLP as our independent auditors for 2017 was ratified by shareholders as follows:

Votes For	Votes Against	Votes Abstained
518,052,837	4,095,993	1,767,739

Shareholders approved an advisory vote on approval of executive compensation ("say on pay").  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
394,259,980	27,482,298	3,574,786	98,598,614

The results of the advisory vote on the frequency of holding the say on pay vote were as follows:

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Vote
380,274,580	2,147,192	40,022,560	2,872,736	98,598,614

Shareholders approved an amendment to the Articles of Incorporation to change the Company's name to Dominion Energy, Inc.  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
516,212,009	4,782,822	2,921,738	0

A shareholder proposal requesting the Company to provide a report on lobbying was not approved.  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
28,313,891	369,230,943	27,768,225	98,598,614

A shareholder proposal requesting the Company be required to nominate at least one director with environmental expertise was not approved.  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
74,895,646	336,447,959	13,969,806	98,598,614

A shareholder proposal requesting the Company to publish an assessment of the impact of public policies and technological advances consistent with limiting global warming was not approved.  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
197,940,339	215,820,652	11,551,544	98,598,614

A shareholder proposal requesting the Company to provide a report on methane emissions was not approved.  The vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
97,960,788	315,744,810	11,610,942	98,600,029

Item 9.01.  Financial Statements and Exhibits

Exhibits
3.1	Articles of Incorporation, amended and restated, effective May 10, 2017
3.2	Bylaws, amended and restated, effective May 10, 2017

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Date:  May 10, 2017